EXHIBIT 3.199
Articles of Incorporation
of
QHG OF ENTERPRISE, INC.
Pursuant to the provisions of the Alabama Business Corporation Act, the undersigned hereby adopts the following Articles of Incorporation:
Article I
The name of the corporation is
QHG of Enterprise, Inc.
Article II
Duration
The duration of the corporation is perpetual.
Article III
Purposes
The corporation has been organized for the following purpose(s):
(a) to own, operate and manage hospitals and related health care facilities and businesses; and
(b) to transact any or all lawful business for which corporations may be incorporated under this chapter.
Article IV
Authorized Capital Stock
The number of shares which the corporation shall have the authority to issue is 1,000 and the par value of each share shall be $1.00 for a total authorized capital of $1,000.
Article V
Registered Office/Agent
The location and street address of its initial registered office is 57 Adams Avenue, Montgomery, Alabama 36104 and the name of it’s initial registered agent at such address is CSC-Lawyers Incorporating Service Incorporated.
Article VI
Board of Directors
The names and addresses of the initial Board of Directors are:
James E. Dalton, Jr., 103 Continental Place, Brentwood, TN 37027
Robert A. Yeager 103 Continential Place, Brentwood, TN 37027
S. Frank Williams Jr., 103 Continental Place, Brentwood, TN 37027

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Article VII
Incorporators
The name and address of the incorporator is as follows:
Gayle Jenkins
103 Continental Place
Brentwood, TN 37027
IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation, on this 8th day of December, 1995,
/s/Gayle Jenkins
Gayle Jenkins
Sole Incorporator
THIS DOCUMENT PREPARED BY: INCORPORATOR
STATE OF ALABAMA
MONTGOMERY COUNTY
I CERTIFY THIS INSTRUMENT
WAS FILED ON
1995 DEC 13 AM 10:29
/s/ Walker Hobbie Jr.
JUDGE OF PROBATE

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The State of Alabama
Montgomery County       Probate Court
I, Walker Hobbie, Jr., Judge of Probate in and for the said County, in said State, hereby certify that the within and foregoing pages are a full, true and complete copy of ARTICLES OF INCORPORATION OF QHG OF ENTERPRISE, INC as fully and completely as the same appears of record in this office in Book No. 194 of Corp at page 299.
Given under my hand and official seal this
18th day of December, A.D. 1995
/s/Walker Hobbie Jr.
Judge of Probate Court Montgomery County Alabama

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FILED IN OFFICE                #176-166
MAY 10, 2000
SECRETARY OF STATE
STATE OF ALABAMA
STATEMENT CHANGE OF REGISTERED AGENT OR
REGISTERED OFFICE OR BOTH

Check One:	☐ FOREIGN CORPORATION ☑ DOMESTIC PROFIT CORPORATION SECRETARY OF STATE
PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.
State of Incorporation Alabama
1. The name of the corporation:
QHG of Enterprise, Inc.
2. The name of the pressed registered agent:
CSC-Lawyers Incorporating Services Incorporated
3. The street address of the present registered office:
57 Adams Avenue. Montgomery. AL 36104-4045
4. The name of its successor registered agent:
National Registered Agents, Inc
5. The street address to which its registered office is b be changed (street address of registered and registered office must be identical; NO PO BOX):
150 South Perry Street, Montgomery, AL 36104
6. If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.
7. Date: Jan 25, 2000
$5 Filing Fee
QHG of Enterprise, Inc.
Name of Corporation
Gayle Jenkins Assistant Secretary
Type or Print Corporate Officer’s Name and Title

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/s/Gayle Jenkins
Signature of Officer
I, National Registered Agents, Inc, consent to serve as registered agent to the above named corporation on this, the 9 day of May, 2000
National Registered Agents, Inc.
By: /s/Gaily Ward
Signature of Registered Agent

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FILED IN OFFICE                #176-166
JUN 11, 2001
SECRETARY OF STATE

STATE OF ALABAMA

STATEMENT OF CHANGE OF REGISTERED AGENT OR
REGISTERED OFFICE OR BOTH

Check One:	☐ FOREIGN CORPORATION ☑ DOMESTIC PROFIT CORPORATION SECRETARY OF STATE
PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION SUBMITS THE FOLLOWING STATEMENT FOR THE PURPOSE OF CHANGING ITS REGISTERED AGENT, ITS REGISTERED OFFICE, OR BOTH IN THE STATE OF ALABAMA.
State of Incorporation: ALABAMA
1. The name of the corporation:
QHG OF ENTERPRISE, INC.
2. The name of the present registered agent:
NATIONAL REGISTERED AGENTS, INC.
3. The street address of the present registered office:
150 South Perry Street, Montgomery, Alabama 36104
4. The name of its successor registered agent:
CSC-Lawyers Incorporating Service Incorporated
5. The street address (NO PO BOX) to which the registered office is to be changed (street address of registered agent and registered office must be Identical):
150 South Perry Street, Montgomery, Alabama 36104
6. If you are changing the street address of the registered agent, you are required to notify the corporation in writing of the change in the registered agent’s address.
7. Date: 5-12-01
QHG OF ENTERPRISE, INC.
Name of Corporation
MICHAEL L. SILHOL Asst. Secretary & Vice President
Type or Print Corporate Officer’s Name and Title
/s/Michael L. Silhol
Signature of Officer

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I, CSC-Lawyers Incorporating Service Incorporated, consent to serve as registered agent to the above named corporation on this, the 7 day of June, 2001
CSC-Lawyers Incorporating Service Incorporated
By: /s/Deborah D. Skipper
Signature of Registered Agent
DEBORAH D. SKIPPER, Asst. Vice President

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#176-166
VIA FAX(334) 240.3138                           September 21, 1995
Alabama Secretary of State
Corporations Section
11 South Union St., Suite 207
Montgomery, Alabama 36104
RE: Consent to Use of Name
Dear Sir or Madam:
The undersigned officer, on behalf of QHG of Alabama, Inc. and QHG of Gadsden, Inc., both Alabama corporations, hereby consents to the use of the name “QHG of Enterprise, Inc.” for purposes of incorporating “QHG of Enterprise, Inc.” in Alabama.
Sincerely,
QHG OF ALABAMA, INC.
QHG OF GADSDEN, INC.
By: /s/Gayle Jenkins
Gayle Jenkins
Assistant Secretary of each corporation
Consent
12-13-95

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